EXHIBIT 10.1


                                 SIXTH AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT


                     SIXTH AMENDMENT, dated as of October 5, 2000 (this "Sixth Amendment"), to the Revolving Credit Agreement, dated as of August 26, 1997 (as amended by (i) that certain First Amendment to Revolving Credit Agreement, dated September 30, 1997, (ii) that certain Second Amendment to Revolving Credit Agreement, dated as of August 29, 1998, (iii) those certain letter agreements, dated October 4, 1999, February 24, 2000 and July 18, 2000, and as may be hereafter amended, supplemented or modified from time to time in accordance with its terms, the "Credit Agreement"), by and among WEINER'S STORES, INC., a Delaware corporation (the "Borrower"), the financial institutions from time to time party thereto (collectively, the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender (in such capacity, "CIT") and as agent for the Lenders (in such capacity, the "Agent").

                     WHEREAS, the Borrower desires to close certain of its retail stores; and

                     WHEREAS, the Borrower has revised and delivered to Lenders its financial projections for the remainder of fiscal year 2000; and

                     WHEREAS, in connection with such store closures and revised projections, the Borrower has requested certain amendments to the Credit Agreement; and

                     WHEREAS, the Agent and the Lenders are willing to make such amendments to the Credit Agreement upon the terms and subject to the conditions set forth in this Sixth Amendment.

                     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:


                       AMENDMENTS TO THE CREDIT AGREEMENT
                       ----------------------------------

                     1.1 Definitions. All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

                     1.2 Amendment to Definition of Borrowing Base. The definition of the term "Borrowing Base" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                               "Borrowing Base" shall mean an amount equal to
                     the difference between (i) the sum of (A) the aggregate of 65% of the Book Value of Eligible Inventory for the months of June, July and November of each calendar year, and 60% of the Book Value of Eligible Inventory for each other month of each calendar year, and (B) $3,000,000 less (ii) the sum of (A) $1,170,000 provided that the dollar amount of the $1,170,000 reduction set forth in this subsection
                     (A) shall be decreased by $10,000 for each landlord waiver delivered to the Agent pursuant to section 7.17 hereof with respect to a retail store location of the Borrower, (B) an additional $1,000,000, provided that the dollar amount of the $1,000,000 reduction set forth in this subsection (B) shall be decreased by $200,000 for each credit card depository agreement delivered to the Agent pursuant to
                     Section 7.13 hereof and (C) until such time as the sales tax escrow account required by Section 7.20 hereof is established and fully funded in accordance with such
                     Section 7.20, all accrued and unpaid sales tax obligations of the Borrower determined on a weekly basis. All such landlord waivers and credit card bank depository agreements shall be in form and substance satisfactory to the Agent.

                     1.3 Amendment to Section 2.01. Section 2.01 of the Credit Agreement is hereby amended by replacing the amount of "$40,000,000" contained therein with the amount of "$35,000,000".

                     1.4 Amendment to Section 8.04(b). Section 8.04(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                     (b) Sell, assign, lease or otherwise transfer or dispose of, or permit any of its Subsidiaries to sell, assign, lease or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any of its properties, rights or other assets whether now owned or hereafter acquired to any Person, provided that (i) the Borrower may sell Inventory in the ordinary course of business, (ii) the Borrower and its Subsidiaries may dispose of obsolete, worn-out property or excess inventory in the ordinary course of business, (iii) the Borrower may sell or discount without recourse its accounts receivable only in connection with the compromise thereof or the assignment of past due accounts receivable for collection,
                     (iv) the Borrower may sell Inventory and other assets for fair market value, for cash, in connection with the closing of the retail stores set forth on Schedule 8.04(b), and (v) the Borrower may sell or otherwise dispose of assets, other than Inventory, for fair market value, for cash, provided that the Net Proceeds of such dispositions do not exceed $250,000 in the aggregate.

                     1.5 Amendment to Section 8.08. Section 8.08 of the Credit Agreement is amended and restated in its entirety as follows:

                               8.08 Capital Expenditures. Make or be committed
                     to make, or permit any of its Subsidiaries to make or be committed to make, any expenditure (by purchase or capitalized lease) for fixed or capital assets other than expenditures (including obligations under Capitalized Leases) which would not cause the aggregate amount of all such expenditures to exceed (i) $7,200,000 for the fiscal year of the Borrower ending February 3, 2001, (ii) $3,000,000 for each of the fiscal years ending February 2, 2002, and February 1, 2003, respectively, or (iii) $2,000,000 for the period beginning on February 2, 2003 and ending on August 30, 2003.

                     1.6 Amendment to Section 8.12. Section 8.12 of the Credit Agreement is amended and restated in its entirety as follows:

                     Cumulative FIFO EBITDA. (i) Permit Cumulative FIFO EBITDA for any fiscal quarter (calculated on a rolling twelve (12) month basis) of the Borrower ending on the dates set forth below to be less than the amount specified opposite each such fiscal quarter.

                             Fiscal Quarter                        Amount
                             --------------                        ------
                             October 28, 2000                 $(10,900,000)
                             February 3, 2001                   (4,000,000)
                             May 5, 2001                          2,875,000
                             August 4, 2001                       2,875,000
                             November 3, 2001                     2,875,000
                             February 2, 2002                     3,375,000
                             May 4, 2002                          3,875,000
                             August 3, 2002                       3,875,000
                             November 2, 2002                     3,875,000
                             February 1, 2003                     4,375,000
                             May 3, 2003                          4,875,000
                             August 2, 2003                       4,875,000

                     The Lenders and the Borrower acknowledge that when and if any or all of the retail stores set forth on Schedule 8.04(b) are closed, the Borrower and the Lenders will discuss whether any adjustments to the amounts set forth above are necessitated as a result of such closures.

                     1.7 Amendment to Section 8.16. Section 8.16 of the Credit Agreement is amended and restated in its entirety as follows:

                     The Borrower shall not permit the aggregate amount of its Inventory (valued at Book Value) at the end of each fiscal quarter ending on the dates set forth below to be more than the amounts specified opposite each such fiscal quarter set forth below:

                            Fiscal Quarter                       Maximum Amount
                            --------------                       --------------
                            October 28, 2000                      $65,000,000
                            February 3, 2001                       65,000,000
                            May 5, 2001                            65,000,000
                            August 4, 2001                         65,000,000
                            November 3, 2001                       65,000,000
                            February 2, 2002                       65,000,000
                            May 4, 2002                            65,000,000
                            August 3, 2002                         65,000,000
                            November 2, 2002                       65,000,000
                            February 1, 2003                       65,000,000
                            May 3, 2003                            65,000,000
                            August 2, 2003 and each                65,000,000
                            fiscal year thereafter

                     1.8 Amendment to Article VII. Article VII is amended by adding Section 7.19 at the end of such Article.

                               7.19 Sales Tax Escrow Account. The Borrower shall
                     on or prior to October 6, 2000 establish and thereafter maintain a separate bank account in its name, but styled "for the benefit of sales taxing authorities," and shall maintain an amount of cash in this account equal to an estimate, updated weekly in a manner acceptable to the Agent, of the Borrower's accrued sales tax obligations.

                     1.9 Amendment to Section 9.01(c). Section 9.01(c) of the Credit Agreement is amended by replacing the phrase "or 7.18" with the phrase, "7.18 or 7.19".

                     1.10 Amendment to Section 10. 13(a). Section 10. 13 (a) of the Credit Agreement is amended and restated in its entirety as follows:

                               10. 13. Assignment: Participations. (a) Each
                     Lender shall have the right at any time to assign to one or more Persons (then entitled to receive payments of principal, interest and fees for the account of its lending office under this Agreement free from withholding of Federal income tax) a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Revolving Credit Commitment, the Loans owing to it and its rights and obligations as a Lender with respect to Letters of Credit) and the other Related Documents; provided, however, that (i) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance, and
                     (ii) after giving effect to such assignment, CIT's Revolving Credit Commitment shall be at least equal to the lesser of (1) $17,500,001 and (2) an amount equal to a majority of the aggregate amount of the Revolving Credit Commitments. The Borrower shall pay any and all costs and fees that are paid to induce any assignee (other than CIT) under an Assignment and Acceptance to execute such Assignment and Acceptance. Such payment may be charged, at the Agent's sole option, to any account of the Borrowers maintained by the Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and to the other Related Documents and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letters of Credit) of a Lender hereunder and thereunder and (B) the assignor shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                           CONDITIONS TO EFFECTIVENESS
                           ---------------------------

                     This Sixth Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Effective Date"):

                     2.1 The Agent shall have received a counterpart of this Sixth Amendment which bears the signature of the Borrower.

                     2.2 All legal matters incident to this Sixth Amendment shall be satisfactory to the Agent and its counsel.

                     2.3 The Borrower shall have paid all accrued and unpaid fees and expenses of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Agent, including, without limitation, the fees and expenses of counsel to the Agent incurred in connection with this Sixth Amendment.


                                    EXPENSES
                                    --------

                     3.1 Without in any way limiting Section 10.06 of the Credit Agreement, the Borrower will pay on demand all fees, costs and expenses, if any, incurred by Agent in connection with the preparation, execution and delivery of this Sixth Amendment, including, without limitation, the fees and expenses of Fried, Frank, Harris, Shriver & Jacobson, counsel to Agent.


                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                     The Borrower represents and warrants to the Lenders as follows:

                     4.1 The execution, delivery and performance by the Borrower of this Sixth Amendment and the performance by the Borrower of the Credit Agreement as amended hereby (i) have been duly authorized by all necessary corporate action and (ii) do not and will not contravene its organizational documents or any applicable law.

                     4.2 This Sixth Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms.

                     4.3 The representations and warranties contained in the Credit Agreement are correct on and as of the Effective Date as though made on and as of the Effective Date (except to the extent such representations and warranties expressly relate to an earlier date), and no Event of Default or Potential Default has occurred and is continuing on and as of the Effective Date.

                   CONTINUED EFFECTIVENESS OF CREDIT AGREEMENT
                   -------------------------------------------

                     5.1 The Borrower hereby (i) confirms and agrees that each Related Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Effective Date of this Sixth Amendment all references in any such Related Document to "the Credit Agreement", "thereto", "thereof", "`thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Sixth Amendment; and (ii) confirms and agrees that to the extent that any such Related Document purports to grant to the Lenders or the Agent a security interest in or lien on, any collateral as security for the Obligations of the Borrower from time to time existing in respect of the Credit Agreement and the Related Documents, such security interest or lien is hereby ratified and confirmed in all respects.

                                  MISCELLANEOUS
                                  -------------

                     6.1 This Sixth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                     6.2 Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose.

                     6.3 This Sixth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to choice of law principles.

                     6.4 Except as herein expressly amended, the Credit Agreement and the other documents executed and delivered in connection therewith are each ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

                     IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                  BORROWER:
                                  ---------

                                  WEINER'S STORES, INC.

                                  By: /s/ Raymond J. Miller
                                      ---------------------------------------
                                      Name: Raymond J. Miller
                                      Title: Chairman and Chief Executive
                                              Officer



                                  AGENT AND LENDER:
                                  ----------------

                                  THE CIT GROUP/BUSINESS CREDIT, INC-

                                  By: /s/ Grant Weiss
                                      ---------------------------------------
                                      Name: Grant Weiss
                                      Title: AVP

                                SCHEDULE 8.04 (b)
                             STORE CLOSING SCHEDULE

STORE #             STORE NAME & ADDRESS                                STORE #          STORE NAME & ADDRESS
------------------- ----------------------------------------------      ---------------- ---------------------------------------
1                   Bellwood                                            70               Stafford
                    11736 Bellaire Boulevard                                             503 FM 1092
                    Houston, TX  77072                                                   Stafford, TX  77477

11                  Southside Place                                     82               Cleveland
                    3939 Bellaire Boulevard                                              640 Croley Center
                    Houston, TX  77025                                                   Cleveland, TX  77327

17                  Galveston                                           83               Parkdale
                    5908 Broadway                                                        20 Parkdale Plaza
                    Galveston, TX  77551                                                 Corpus Christi, TX 78411

23                  Gonzales                                            85               Portland
                    803 North Airline Highway                                            1010 Highway 181
                    Gonzales, LA  70737                                                  Portland, TX  78374

32                  Deer Park                                           94               Jefferson City
                    3422 Center Street                                                   3401 Twin Cities Highway
                    Deer Park, TX  77536                                                 Port Arthur, TX  77640

42                  Channelview                                         103              Beaumont
                    437 Sheldon Road                                                     #108 Gateway Shopping Center
                    Channelview, TX 77530                                                Beaumont, TX 77701

48                  Kuykendahl                                          107              East Park
                    2324 FM 1960 West                                                    9616 Mesa Drive
                    Houston, TX  77068                                                   Houston, TX  77078

54                  Gretna                                              111              Jasper
                    64-C Westbank Expressway                                             750 South Wheeler
                    Gretna, LA  70054                                                    Jasper, TX  75951

58                  Humble                                              114              Waco
                    218 West First Street                                                1120 Richland
                    Humble, TX  77338                                                    Waco, TX  76710

59                  Spencer Square                                      119              Bellmead
                    3630 Spencer Highway                                                 101 Eastgate Shopping Center
                    Pasadena, TX  77504                                                  Bellmead, TX  76705

68                  Orange                                              127              Tomball
                    2250 MacArthur Drive                                                 28541 Tomball Parkway
                    Orange, TX  77630                                                    Tomball, TX  77375

135                 Baton Rouge South                                   157              New Orleans/St. Bernard
                    3735 Perkins Road                                                    2001 St. Bernard Avenue
                    Baton Rouge, LA  70808                                               New Orleans, LA  70116


STORE #             STORE NAME & ADDRESS                                STORE #          STORE NAME & ADDRESS
------------------- ----------------------------------------------      ---------------- ---------------------------------------

136                 Delmont Village                                     158              Texarkana
                    5151 Plank Road                                                      1706 New Boston Road
                    Baton Rouge, LA  70805                                               Texarkana, TX  75501

137                 Baton Rouge Central                                 166              East New Orleans
                    7981 Florida Boulevard                                               970 I-10 Service Rd., Space D
                    Baton Rouge, LA  70806                                               New Orleans, LA  70127

140                 Beaumont North                                      167              Jewella
                    5876 Eastex Fwy.                                                     3723 Jewella Road
                    Beaumont, TX  77708                                                  Shreveport, LA  71109

143                 Pearland                                            168              Mansfield
                    3260 East Broadway                                                   2710 W. 70th Street
                    Pearland, TX  77581                                                  Shreveport, LA 71108

147                 Covington                                           170              Basse West
                    #2 St. Tammany Plaza                                                 2925 West Avenue
                    Covington, LA  70433                                                 San Antonio, TX  78201

149                 Chalmette                                           178              Bossier City
                    8730 W. Judge Perez Drive                                            1701 Old Minden Rd., Ste. 15
                    Chalmette, LA  70043                                                 Bossier City, LA  71111

150                 LaPlace                                             179              Pike Plaza
                    1428 West Airline Highway                                            2656 Pike Avenue
                    La Place, LA  70068                                                  North Little Rock, AR  72114

153                 New Orleans/Carrollton                              180              Geyer Springs, Little Rock
                    3900 Dublin Street                                                   8717 Geyer Springs
                    New Orleans, LA  70118                                               Little Rock, AR  72209

154                 Marrero                                             181              University Plaza
                    1977 Barataria Boulevard                                             5820 Asher Avenue
                    Marrero, LA  70072                                                   Little Rock, AR  72204

156                 Hammond                                             182              Pine Bluff
                    2400 West Thomas Street                                              2801 Olive Street
                    Hammond, LA  70401                                                   Pine Bluff, AR  71603









                                       2